UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2019

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $01 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 11, 2019, the Board of Directors (the “Board”) and Compensation Committee of Vertex Energy, Inc. (the “Company”, “we” and “us”), approved a change in compensation payable to the Company’s non-executive directors. Specifically, the following compensation payable to non-executive directors was approved, effective on June 21, 2019, the date following our 2019 annual meeting:

●	Annual compensation payable to the Chairperson of:

o	the Audit Committee of the Board of $27,500;
o	the Compensation Committee of the Board of $17,500;
o	the Nominating and Corporate Governance Committee of the Board of $5,000;
o	the Risk Committee of the Board of $5,000; and
o	the Related Party Transaction Committee of the Board of $5,000;

●	Compensation of $500 payable to each committee member of the Board, for each committee meeting attended, whether they attend such meeting in person or via teleconference;

●	Compensation of $500 payable to the Chairperson of each committee of the Board, who hold in person meetings and/or teleconferences with third parties on behalf of the applicable committee on which they serve as chairperson, provided that such meetings exceed a reasonable length of time; and

●	The payment of (a) annual compensation to each non-executive member of the Board of Directors of $10,000 per year, and (b) the payment to each non-executive member of the Board of Directors of $2,000 for each board meeting (but not Committee meeting) attended by such member, whether attended in person or telephonically.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: July 17, 2019	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer